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United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2002

CITY NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10521 (Commission file number)	95-2568550 (IRS employer identification no.)
City National Center 400 North Roxbury Drive, Beverly Hills, California 90210 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code (310) 888-6000

Not applicable
(former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

        On October 23, 2002, City National Corporation issued a press release reporting an increase to the corporation's current stock repurchase program and the announcement of third quarter of 2002 common stock cash dividend.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits.

99.1
Press release dated October 23, 2002 reporting an increase to the corporation's current stock repurchase program and the announcement of third quarter of 2002 common stock cash dividend.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION
October 25, 2002	/s/ FRANK P. PEKNY Frank P. Pekny Executive Vice President and Chief Financial Officer/Treasurer (Authorized Officer and Principal Financial Officer)

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SIGNATURES